                                                                  Exhibit 99.3

                              FINANCIAL STATEMENTS
                                   (RESTATED)


                                  JUNE 30, 1996


                          PROMPT MEDICAL BILLING, INC.


                                 MIAMI, FLORIDA

The Stockholders
Prompt Medical Billing, Inc.
Miami, Florida

We have compiled the accompanying balance sheet of Prompt Medical Billing, Inc. as of June 30, 1996, and the related statements of income and retained earnings and cash flows for the six-month period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

As disclosed in Note 1 to the financial statements, certain 1995 and 1994 unrecorded expenses were paid and contributed to capital by a related party. Accordingly, the financial statements have been restated to reflect this contribution.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

September 23, 1996, except for Note 1,
 as to which the date is October 30, 1996.

                                  BALANCE SHEET
                                  JUNE 30, 1996
                          PROMPT MEDICAL BILLING, INC.
                                   (restated)

                                     ASSETS

CURRENT ASSETS
    Cash                                                                 $37,272
    Accounts receivable                                                   46,356
                                                                         -------

           Total current assets                                          $83,628
                                                                         =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                     $20,296
    Accrued pension contribution                                          16,125
                                                                         -------

           Total current liabilities                                      36,421

SHAREHOLDERS' EQUITY
    Common stock, $1 par value, 1,000 shares
        authorized, issued and outstanding                                 1,000
    Paid in capital                                                       17,916
    Retained earnings                                                     28,291
                                                                         -------

           Total shareholders' equity                                     47,207
                                                                         -------

           Total liabilities and shareholders'
               equity                                                    $83,628
                                                                         =======


 See accountants' compilation report and the accompanying selected information.

                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      SIX-MONTH PERIOD ENDED JUNE 30, 1996
                          PROMPT MEDICAL BILLING, INC.
                                   (restated)

REVENUES
    Fees                                               $ 120,192
    Interest income                                          259
                                                       ---------

        Total revenues                                                $ 120,451

EXPENSES
    Pension                                               16,125
    Printing                                               1,985
    Telephone and utilities                                3,498
    Repairs and maintenance                                5,516
    Taxes and licenses                                       249
    Postage and shipping                                  10,752
    Supplies                                               3,191
    Professional fees                                        600
    Bank charges                                             369
                                                       ---------

        Total expenses                                                   42,285
                                                                      ---------

        Net income                                                       78,166

RETAINED EARNINGS, January 1, 1996                                       14,882

    Distributions                                                       (64,757)
                                                                      ---------

RETAINED EARNINGS, June 30, 1996                                      $  28,291
                                                                      =========



 See accountants' compilation report and the accompanying selected information.

                             STATEMENT OF CASH FLOWS
                      SIX-MONTH PERIOD ENDED JUNE 30, 1996
                          PROMPT MEDICAL BILLING, INC.
                                   (restated)

CASH FLOWS FROM OPERATIVE ACTIVITIES:
    Net income                                                         $ 78,166
    Adjustments to reconcile net income to cash
    provided by operating activities:
        Decrease in accounts receivable                                     250
        Decrease in accounts payable and accrued
           pension contribution                                          (1,888)
                                                                       --------

               Net cash provided by operating activities                 76,528


CASH FLOWS FROM INVESTING ACTIVITIES:
    Net payments received on advances to shareholders                    25,257


CASH FLOWS FROM FINANCING ACTIVITIES:
    Shareholder distributions                                           (64,757)
                                                                       --------

           Net increase in cash                                          37,028

CASH, beginning of period                                                   244
                                                                       --------

CASH, end of period                                                    $ 37,272
                                                                       ========


 See accountants' compilation report and the accompanying selected information.

                              SELECTED INFORMATION
           SUBSTANTIALLY ALL INFORMATIVE DISCLOSURES HAVE BEEN OMITTED
                                  JUNE 30, 1996
                          PROMPT MEDICAL BILLING, INC.
                                   (restated)


NOTE  1 -       SUBSEQUENT DISCOVERY OF FACTS
                Subsequent to the issuance of the Company's financial statements, management became aware that certain unrecorded expenses paid and contributed to capital by a related party were not recorded in 1995 and 1994. Recording these expenses increased paid in capital by $17,916 and decreased retained earnings by $17,916.



See accountants' compilation report.